Dreyfus U.S. Treasury Funds

Dreyfus 100% U.S. Treasury Money Market Fund

Dreyfus U.S. Treasury Short Term Fund

Dreyfus U.S. Treasury Intermediate Term Fund

Dreyfus U.S. Treasury Long Term Fund

Investing in U.S. Treasury securities for current income with the preservation of capital and, for the Money Market Fund, the maintenance of liquidity

PROSPECTUS May 1, 2000

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Contents THE FUNDS

1 Introduction 2 Goal/Approach 4 Main Risks 5 Past Performance 9 Expenses 13 Management 14 Financial Highlights YOUR INVESTMENT

18 Account Policies 21 Distributions and Taxes 22 Services for Fund Investors 24 Instructions for Regular Accounts 26 Instructions for IRAs FOR MORE INFORMATION

Back Cover

Each fund's investment approach, risks, performance, expenses and related information

Information for managing your fund account

Where to learn more about these and other Dreyfus funds

The Funds

Dreyfus 100% U.S. Treasury Money Market Fund
Ticker Symbol: DUSXX

Dreyfus U.S. Treasury Short Term Fund
Ticker Symbol: DRTSX

Dreyfus U.S. Treasury Intermediate Term Fund
Ticker Symbol: DRGIX

Dreyfus U.S. Treasury Long Term Fund
Ticker Symbol: DRGBX

This combined prospectus has been prepared for your convenience so that you can consider four investment choices in one document. Each fund is a separate entity with a separate investment portfolio. The operations and results of a fund are unrelated to those of each other fund. The funds differ in their average portfolio maturity, which affects their level of income and degree of share price fluctuation.

Each fund seeks as high a level of current income as is consistent with the preservation of capital and, for the Money Market Fund only, the maintenance of liquidity. To pursue this goal, each fund invests primarily, and in the case of the Money Market Fund, all of its assets, in U.S. Treasury securities.

INFORMATION ON EACH FUND’S RECENT PERFORMANCE CAN BE FOUND IN ITS CURRENT ANNUAL/SEMIANNUAL REPORT (SEE BACK COVER).

Introduction

Dreyfus U.S. Treasury Funds

GOAL/APPROACH

Dreyfus 100% U.S. Treasury Money Market Fund

THE MONEY MARKET FUND seeks to maintain a stable share price of $1.00. It invests only in U.S. Treasury securities. As a money market fund, it is subject to strict federal requirements and must maintain an average dollar-weighted portfolio maturity of 90 days or less and buy individual securities that have remaining maturities of 13 months or less.

Dreyfus U.S. Treasury Short Term Fund

THE SHORT TERM FUND seeks a higher level of current income than the Money Market Fund, and greater price stability than the Intermediate Term Fund. It invests primarily in U.S. Treasury securities, but also may invest in other securities issued or guaranteed by the U.S. government or its agencies or instrumentalities and enter into repurchase agreements. The dollar-weighted average maturity of its portfolio is expected to range between two and three years.

Concepts to understand

U.S. TREASURY SECURITIES: negotiable debt obligations of the U.S. government, secured by its full faith and credit and issued at various interest rates and maturities. The income from U.S. Treasury securities is exempt from state and local, but not federal, taxes.

REPURCHASE AGREEMENT: agreement between a seller and a fund as buyer whereby the seller agrees to repurchase a security at an agreed-upon time and price. Dividends attributable to interest from repurchase agreements may be subject to state and local taxes.

Dreyfus U.S. Treasury Intermediate Term Fund

THE INTERMEDIATE TERM FUND seeks a higher level of current income than the Short Term Fund, and greater price stability than the Long Term Fund. It invests primarily in U.S. Treasury securities, but also may invest in other securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, repurchase agreements, and options and futures. The dollar-weighted average maturity of its portfolio is expected to range between three and ten years.

Dreyfus U.S. Treasury Long Term Fund

THE LONG TERM FUND seeks a higher level of current income than the Intermediate Term Fund. Its share price is expected to fluctuate more than that of the Intermediate Term Fund. It invests primarily in U.S. Treasury securities, but also may invest in other securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, repurchase agreements, and options and futures. The dollar-weighted average maturity of its portfolio is expected to exceed ten years.

Concepts to understand

AVERAGE WEIGHTED MATURITY: the length of time, in days or years, until the securities held by a fund, on average, will mature or be redeemed by its issuer. The average maturity is weighted according to the dollar amounts invested in the various securities in a fund. In general, the longer a fund’s average weighted maturity, the more its share price will fluctuate in response to changing interest rates.

The Funds

MAIN RISKS

Prices of bonds tend to move inversely with changes in interest rates. While a rise in rates may allow a fund to invest for higher yields, the most immediate effect is usually a drop in bond prices, and therefore in the fund’s share price as well. As a result, the value of your investment in a fund could go up and down, which means that you could lose money. While the Money Market Fund has maintained a constant share price of $1.00 since inception, and will continue to try to do so, a sharp rise in interest rates could reduce the income level and/or share price of this fund, as well as the other funds.

A security backed by the U.S. Treasury or the full faith and credit of the United States is guaranteed only as to timely payment of interest and principal when held to maturity. Neither the market value of such securities nor the fund’s share price is guaranteed.

An investment in any fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Repurchase agreements, in which the Short Term, Intermediate Term and Long Term funds may enter, involve the risk of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon a fund’s ability to dispose of the underlying securities.

Concepts to understand

Each of the Intermediate Term Fund and Long Term Fund may invest in certain derivatives, such as options and futures. Derivatives can be illiquid and highly sensitive to changes in their underlying security, interest rate or index, and as a result can be highly volatile. A small investment in certain derivatives could have a potentially large impact on the fund’s performance.

Each of the Intermediate Term Fund and Long Term Fund may lend its portfolio securities to brokers, dealers and other financial institutions, which could subject the fund to risk of loss if the institution breaches its agreement with the fund.

PAST PERFORMANCE

Dreyfus 100% U.S. Treasury Money Market Fund

The bar chart and table below show some of the risks of investing in the fund. The bar chart shows the changes in the fund’s performance from year to year. The table averages the fund’s performance over time. Of course, past performance is no guarantee of future results.

                        --------------------------------------------------------

Year-by-year total return AS OF 12/31 EACH YEAR (%)
[Exhibit A]
BEST QUARTER:                                 Q3 '90         +1.97%

WORST QUARTER:                                Q2 '93         +0.61%

For the fund’s current yield, call toll-free
1-800-645-6561.

                        --------------------------------------------------------

Average annual total return AS OF 12/31/99

1 Year                                          5 Years               10 Years
                        --------------------------------------------------------
4.17%                                            4.67%                  4.69%

What these funds are -- and aren't

These funds are mutual funds: pooled investments that are professionally managed and give you the opportunity to participate in financial markets. They strive to reach their stated goals, although as with all mutual funds, they cannot offer guaranteed results.

An investment in these funds is not a bank deposit. It is not insured or guaranteed by the FDIC or any other government agency. It is not a complete investment program. You could lose money in these funds, but you also have the potential to make money.

The Funds

PAST PERFORMANCE (CONTINUED)

Dreyfus U.S. Treasury Short Term Fund

The bar chart and table below show some of the risks of investing in the fund. The bar chart shows the changes in the fund’s performance from year to year. The table compares the fund’s average annual total return to that of the Merrill Lynch Governments, U.S. Treasury, Short-Term Index. Of course, past performance is no guarantee of future results.

                        --------------------------------------------------------

                        Year-by-year total return AS OF 12/31 EACH YEAR (%)
                        [Exhibit B]
                        BEST QUARTER:         Q3 '91         +5.58%

                        WORST QUARTER:        Q1 '90         -1.20%
                        --------------------------------------------------------

                        Average annual total return AS OF 12/31/99

                                            1 Year       5 Years      10 Years
                       --------------------------------------------------------
                       FUND                 1.39%        5.77%          6.13%

                       MERRILL LYNCH
                       GOVERNMENTS,

                       U.S. TREASURY,
                       SHORT-TERM INDEX     3.06%        6.50%          6.58%

Dreyfus U.S. Treasury Intermediate Term Fund

The bar chart and table below show some of the risks of investing in the fund. The bar chart shows the changes in the fund’s performance from year to year. The table compares the fund’s average annual total return to that of the Merrill Lynch Governments, U.S. Treasury, Intermediate-Term Index. Of course, past performance is no guarantee of future results.

                        --------------------------------------------------------

                        Year-by-year total return AS OF 12/31 EACH YEAR (%)
                        [Exhibit C]
                        BEST QUARTER:         Q4 '91         +5.83%

                        WORST QUARTER:        Q1 '94         -2.81%
                        --------------------------------------------------------

                        Average annual total return AS OF 12/31/99

                                              1 Year      5 Years      10 Years
                        -------------------------------------------------------
                        FUND                  -3.48%       5.93%        6.67%

                        MERRILL LYNCH
                        GOVERNMENTS,
                        U.S. TREASURY,
                        INTERMEDIATE-TERM
                        INDEX                  0.55%       6.98%        7.11%

The Funds

PAST PERFORMANCE (CONTINUED)

Dreyfus U.S. Treasury Long Term Fund

The bar chart and table below show some of the risks of investing in the fund. The bar chart shows the changes in the fund’s performance from year to year. The table compares the fund’s average annual total return to that of the Merrill Lynch Governments, U.S. Treasury, Long-Term Index. Of course, past performance is no guarantee of future results.

                        --------------------------------------------------------

                        Year-by-year total return AS OF 12/31 EACH YEAR (%)
                        [Exhibit D]
                        BEST QUARTER:         Q2 '95         +9.96%

                        WORST QUARTER:        Q1 '94         -5.40%
                        --------------------------------------------------------

                        Average annual total return AS OF 12/31/99

                                               1 Year     5 Years     10 Years
                        -------------------------------------------------------
                        FUND                   -8.14%      7.44%        7.52%

                        MERRILL LYNCH
                        GOVERNMENTS,
                        U.S. TREASURY,
                        LONG-TERM INDEX        -8.61%      9.06%        8.58%

EXPENSES

Dreyfus 100% U.S. Treasury Money Market Fund

As an investor, you pay certain fees and expenses in connection with the fund, which are described in the following table. Annual fund operating expenses are paid out of fund assets, so their effect is included in the share price. The fund has no sales charge (load) or Rule 12b-1 distribution fees.

                        --------------------------------------------------------

Fee table

ANNUAL FUND OPERATING EXPENSES
% OF AVERAGE DAILY NET ASSETS

Management fees                                                           0.50%

Shareholder services fee                                                  0.13%

Other expenses                                                            0.08%
                         -------------------------------------------------------
TOTAL                                                                     0.71%
                         -------------------------------------------------------

                         Expense example

                         1 Year       3 Years         5 Years          10 Years
                         ------------------------------------------------------
                          $73           $227           $395             $883
This example shows what you could pay in expenses over time. It uses the same hypothetical conditions other funds use in their prospectuses: $10,000 initial investment, 5% total return each year and no changes in expenses. The figures shown would be the same whether you sold your shares at the end of a period or kept them. Because actual return and expenses will be different, the example is for comparison only.

Concepts to understand

MANAGEMENT FEE: the fee paid to Dreyfus for managing the fund's portfolio and assisting in all aspects of the fund's operations.

SHAREHOLDER SERVICES FEE: a fee of up to 0.25% used to reimburse the fund's distributor for shareholder account service and maintenance.

OTHER EXPENSES: fees paid by the fund for miscellaneous items such as transfer agency, custody, professional and registration fees.

The Funds

EXPENSES (CONTINUED)

Dreyfus U.S. Treasury Short Term Fund

As an investor, you pay certain fees and expenses in connection with the fund, which are described in the following table. Annual fund operating expenses are paid out of fund assets, so their effect is included in the share price. The fund has no sales charge (load) or Rule 12b-1 distribution fees.

                        --------------------------------------------------------
                        Fee table

                        ANNUAL FUND OPERATING EXPENSES
                        OF AVERAGE DAILY NET ASSETS

                        Management fees                                  0.60%

                        Shareholder services fee                         0.14%

                        Other expenses                                   0.18%
                         -------------------------------------------------------
                        TOTAL                                            0.92%
                        --------------------------------------------------------

                        Expense example

                        1 Year        3 Years        5 Years           10 Years
                        -------------------------------------------------------

                        $94            $293           $509              $1,131
This example shows what you could pay in expenses over time. It uses the same hypothetical conditions other funds use in their prospectuses: $10,000 initial investment, 5% total return each year and no changes in expenses. The figures shown would be the same whether you sold your shares at the end of a period or kept them. Because actual return and expenses will be different, the example is for comparison only.

Concepts to understand

MANAGEMENT FEE: the fee paid to Dreyfus for managing the fund's portfolio and assisting in all aspects of the fund's operations.

For the fiscal year ended December 31, 1999, Dreyfus waived a portion of its fee so that the effective management fee paid by the fund was 0.48%, reducing total expenses from 0.92% to 0.80%. This waiver was voluntary.

SHAREHOLDER SERVICES FEE: a fee of up to 0.25% used to reimburse the fund's distributor for shareholder account service and maintenance.

OTHER EXPENSES: fees paid by the fund for miscellaneous items such as transfer agency, custody, professional and registration fees.

Dreyfus U.S. Treasury Intermediate Term Fund

As an investor, you pay certain fees and expenses in connection with the fund, which are described in the following table. Annual fund operating expenses are paid out of fund assets, so their effect is included in the share price. The fund has no sales charge (load) or Rule 12b-1 distribution fees.

                        --------------------------------------------------------
                        Fee table

                        ANNUAL FUND OPERATING EXPENSES
                        % OF AVERAGE DAILY NET ASSETS

                        Management fees                                   0.60%

                        Shareholder services fee                          0.19%

                        Other expenses                                    0.16%
                        --------------------------------------------------------
                        TOTAL                                             0.95%
                        --------------------------------------------------------

                        Expense example

                        1 Year       3 Years           5 Years         10 Years
                        -------------------------------------------------------
                          $97         $303              $525            $1,166
This example shows what you could pay in expenses over time. It uses the same hypothetical conditions other funds use in their prospectuses: $10,000 initial investment, 5% total return each year and no changes in expenses. The figures shown would be the same whether you sold your shares at the end of a period or kept them. Because actual return and expenses will be different, the example is for comparison only.

Concepts to understand

MANAGEMENT FEE: the fee paid to Dreyfus for managing the fund's portfolio and assisting in all aspects of the fund's operations.

For the fiscal year ended December 31, 1999, Dreyfus waived a portion of its fee so that the effective management fee paid by the fund was 0.45%, reducing total expenses from 0.95% to 0.80%. This waiver was voluntary.

SHAREHOLDER SERVICES FEE: a fee of up to 0.25% used to reimburse the fund's distributor for shareholder account service and maintenance.

OTHER EXPENSES: fees paid by the fund for miscellaneous items such as transfer agency, custody, professional and registration fees.

The Funds

EXPENSES (CONTINUED)

Dreyfus U.S. Treasury Long Term Fund

As an investor, you pay certain fees and expenses in connection with the fund, which are described in the following table. Annual fund operating expenses are paid out of fund assets, so their effect is included in the share price. The fund has no sales charge (load) or Rule 12b-1 distribution fees.

                        --------------------------------------------------------
                        Fee table

                        ANNUAL FUND OPERATING EXPENSES
                        % OF AVERAGE DAILY NET ASSETS

                        Management fees                                   0.60%

                        Shareholder services fee                          0.23%

                        Other expenses                                    0.19%
                        -------------------------------------------------------
                       TOTAL                                              1.02%
                        --------------------------------------------------------

                        Expense example

                        1 Year        3 Years          5 Years       10 Years
                        -------------------------------------------------------
                         $104           $325            $563          $1,248
This example shows what you could pay in expenses over time. It uses the same hypothetical conditions other funds use in their prospectuses: $10,000 initial investment, 5% total return each year and no changes in expenses. The figures shown would be the same whether you sold your shares at the end of a period or kept them. Because actual return and expenses will be different, the example is for comparison only.

Concepts to understand

MANAGEMENT FEE: the fee paid to Dreyfus for managing the fund's portfolio and assisting in all aspects of the fund's operations.

For the fiscal year ended December 31, 1999, Dreyfus waived a portion of its fee so that the effective management fee paid by the fund was 0.38%, reducing total expenses from 1.02% to 0.80%. This waiver was voluntary.

SHAREHOLDER SERVICES FEE: a fee of up to 0.25% used to reimburse the fund's distributor for shareholder account service and maintenance.

OTHER EXPENSES: fees paid by the fund for miscellaneous items such as transfer agency, custody, professional and registration fees.

MANAGEMENT

The investment adviser for each fund is The Dreyfus Corporation, 200 Park Avenue, New York, New York 10166. Founded in 1947, Dreyfus manages more than $127 billion in over 160 mutual fund portfolios. For the past fiscal year, the Money Market Fund, Short Term Fund, Intermediate Term Fund and Long Term Fund paid Dreyfus a monthly management fee at the annual rate of 0.50%, 0.48%, 0.45% and 0.38%, respectively, of the fund’s average daily net assets. Dreyfus is the primary mutual fund business of Mellon Financial Corporation, a global financial services company with approximately $2.5 trillion of assets under management, administration or custody, including approximately $485 billion under management. Mellon provides wealth management, global investment services and a comprehensive array of banking services for individuals, businesses and institutions. Mellon is headquartered in Pittsburgh, Pennsylvania.

Each fund, Dreyfus and Dreyfus Service Corporation (each fund’s distributor) each have adopted a code of ethics that permits its personnel, subject to such code, to invest in securities, including securities that may be purchased or held by the fund. The Dreyfus code of ethics restricts the personal securities transactions of its employees, and requires portfolio managers and other investment personnel to comply with the code’s preclearance and disclosure procedures. Its primary purpose is to ensure that personal trading by Dreyfus employees does not disadvantage any Dreyfus-managed fund.

Portfolio manager

Gerald Thunelius has been the primary portfolio manager of the Short Term Fund, Intermediate Term Fund and Long Term Fund since 1991 and has been employed by Dreyfus since May 1989.

The Funds

FINANCIAL HIGHLIGHTS

The following tables describe each fund’s performance for the fiscal periods indicated. “Total return” shows how much your investment in the fund would have increased (or decreased) during each period, assuming you had reinvested all dividends and distributions. These figures have been independently audited by Ernst & Young LLP, whose report, along with the fund’s financial statements, is included in the annual report.

Dreyfus 100% U.S. Treasury Money Market Fund

                                                           YEAR ENDED DECEMBER 31,
                                              1999        1998        1997          1996          1995
--------------------------------------------------------------------------------------------------------
PER-SHARE DATA ($)

Net asset value, beginning of period           1.00        1.00         1.00         1.00          1.00

Investment operations:
      Investment income -- net                 .041        .045         .046         .046          .051

Distributions:
      Dividends from investment
      income -- net                           (.041)      (.045)       (.046)       (.046)        (.051)

Net asset value, end of period                 1.00        1.00         1.00         1.00          1.00

Total return (%)                               4.17        4.55         4.74         4.67          5.19
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RATIOS/SUPPLEMENTAL DATA

Ratio of expenses

to average net assets (%)                       .71         .75          .71          .73           .69

Ratio of net investment income
to average net assets (%)                      4.10        4.46         4.64         4.55          5.09
-----------------------------------------------------------------------------------------------------------
Net assets, end of period ($ x 1,000)     1,106,128   1,142,583    1,203,948    1,286,854     1,310,691

Dreyfus U.S. Treasury Short Term Fund

                                                               YEAR ENDED DECEMBER 31,
                                             1999          1998         1997          1996        1995
----------------------------------------------------------------------------------------------------------
PER-SHARE DATA ($)

Net asset value, beginning of period          14.78        14.77        14.82        15.14       14.55

Investment operations:
      Investment income -- net                 .82          .87           .93          .90        1.03
      Net realized and unrealized gain
      (loss) on investments                   (.62)         .01          (.05)        (.32)        .59

Total from investment operations               .20          .88           .88          .58        1.62

Distributions:
      Dividends from investment
      income -- net                           (.82)        (.87)         (.93)        (.90)      (1.03)

Net asset value, end of period               14.16        14.78         14.77        14.82       15.14

Total return (%)                              1.39         6.14          6.12         4.07       11.38
----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA

Ratio of expenses

to average net assets (%)                      .80          .79           .70          .70         .65

Ratio of net investment income
to average net assets (%)                     5.68         5.91          6.29         6.04        6.90

Decrease reflected in above
expense ratios due to actions
by Dreyfus (%)                                 .12          .14           .31          .27         .29

Portfolio turnover rate (%)               1,007.65       773.31        563.77       539.38      480.44
--------------------------------------------------------------------------------------------------------------
Net assets, end of period ($ x 1,000)      164,465      185,908       195,398      187,826     188,726

The Funds

FINANCIAL HIGHLIGHTS (CONTINUED)

Dreyfus U.S. Treasury Intermediate Term Fund

                                                             YEAR ENDED DECEMBER 31,
                                              1999         1998         1997         1996           1995
---------------------------------------------------------------------------------------------------------------
PER-SHARE DATA ($)

Net asset value, beginning of period         12.85        12.70         12.69        13.13          12.16

Investment operations:
      Investment income -- net                 .75          .79           .91          .82            .89
      Net realized and unrealized gain
      (loss) on investments                  (1.19)         .15           .01         (.44)           .97

Total from investment operations              (.44)         .94           .92          .38           1.86

Distributions:
      Dividends from investment
      income -- net                           (.75)        (.79)         (.91)        (.82)          (.89)

Net asset value, end of period               11.66        12.85         12.70        12.69          13.13

Total return (%)                             (3.48)        7.61          7.63         3.08          15.77
-------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA

Ratio of expenses

to average net assets (%)                      .80          .80           .80          .80            .84

Ratio of net investment income
to average net assets (%)                     6.16         6.19          7.30         6.41           7.02

Decrease reflected in above
expense ratios due to
actions by Dreyfus (%)                         .15          .17           .17          .13            .02

Portfolio turnover rate (%)                 462.29       957.80        643.20       728.01         492.76
--------------------------------------------------------------------------------------------------------------------
Net assets, end of period ($ x 1,000)      161,007      181,520       188,347      192,296        196,970

Dreyfus U.S. Treasury Long Term Fund

                                                                                    YEAR ENDED DECEMBER 31,
                                              1999         1998         1997          1996           1995
-----------------------------------------------------------------------------------------------------------
PER-SHARE DATA ($)

Net asset value, beginning of period         16.11        15.30         14.61        15.51          13.26

Investment operations:
      Investment income -- net                 .82          .80           .93          .98            .96
      Net realized and unrealized gain
      (loss) on investments                  (2.10)         .81           .69         (.89)          2.25

Total from investment operations             (1.28)        1.61          1.62          .09           3.21

Distributions:

      Dividends from investment
      income -- net                           (.82)        (.80)         (.93)        (.99)          (.96)

Net asset value, end of period               14.01        16.11         15.30        14.61          15.51

Total return (%)                             (8.14)       10.77         11.69          .87          24.91
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA

Ratio of expenses

to average net assets (%)                      .80          .80           .80          .80            .87

Ratio of net investment income
to average net assets (%)                     5.45         5.10          6.48         6.74           6.69

Decrease reflected in above
expense ratios due to
actions by Dreyfus (%)                         .22          .21           .24          .19            .05

Portfolio turnover rate (%)                 495.51     1,181.48        905.99       765.13         634.38
--------------------------------------------------------------------------------------------------------------
Net assets, end of period ($ x 1,000)      121,298      141,885       134,692      135,368        146,445

The Funds

Your Investment

ACCOUNT POLICIES

Buying shares

YOU PAY NO SALES CHARGES to invest in these funds. Your price for fund shares is the net asset value per share (NAV), which is generally calculated as of the close of trading on the New York Stock Exchange, usually 4:00 p.m. Eastern time, every day the exchange is open. Your order will be priced at the next NAV calculated after your order is accepted by the fund’s transfer agent or other authorized entity. Dreyfus 100% U.S. Treasury Money Market Fund uses the amortized cost method of valuing its securities. The other funds value their U.S. Treasury securities by averaging the most recent bid and asked prices; their other investments are valued at fair value by an independent pricing service approved by the fund’s board.

                        --------------------------------------------------------
                        Minimum investments

                                                Initial      Additional
                        --------------------------------------------------------
                        REGULAR ACCOUNTS        $2,500       $100
                                                             $500 FOR
                                                             TELETRANSFER
                        INVESTMENTS

                        DREYFUS AUTOMATIC         $100       $100
                        INVESTMENT PLANS

                        All investments must be in U.S. dollars. Third-party
                        checks cannot be accepted. You may be charged a fee for
                        any check that does not clear. Maximum TeleTransfer
                        purchase is $150,000 per day.

Concepts to understand

NET ASSET VALUE (NAV): a mutual fund's share price on a given day. A fund's NAV is calculated by dividing the value of its net assets by the number of existing shares.

AMORTIZED COST: a method of valuing a money market fund’s portfolio securities, which does not take into account unrealized gains or losses. As a result, portfolio securities are valued at their acquisition cost, adjusted over time based on the discounts or premiums reflected in their purchase price. This method of valuation is designed to permit a fund to maintain a stable net asset value.

Selling shares

YOU MAY SELL (REDEEM) SHARES AT ANY TIME. Your shares will be sold at the next NAV calculated after your order is accepted by the fund’s transfer agent or other authorized entity. Any certificates representing fund shares being sold must be returned with your redemption request. Your order will be processed promptly and you will generally receive the proceeds within a week.

BEFORE SELLING OR WRITING A CHECK FOR RECENTLY PURCHASED SHARES, please note that if the fund has not yet collected payment for the shares you are selling, it may delay sending the proceeds for up to eight business days or until it has collected payment.

                        --------------------------------------------------------
                         Limitations on selling shares by phone

                         Proceeds sent by      Minimum       Maximum
                        --------------------------------------------------------
                         CHECK                 NO MINIMUM    $250,000 PER DAY

                         WIRE                 $1,000         $500,000 FOR JOINT
                         ACCOUNTS                            EVERY 30 DAYS

                         TELETRANSFER         $500           $500,000 FOR JOINT
                         ACCOUNTS                            EVERY 30 DAYS

Written sell orders

Some circumstances require written sell orders along with signature guarantees. These include:

•	amounts of $10,000 or more on accounts whose address has been changed within the last 30 days

•	requests to send the proceeds to a different payee or address

Written sell orders of $100,000 or more must also be signature guaranteed.

A SIGNATURE GUARANTEE helps protect against fraud. You can obtain one from most banks or securities dealers, but not from a notary public. For joint accounts, each signature must be guaranteed. Please call us to ensure that your signature guarantee will be processed correctly.

Your Investment

ACCOUNT POLICIES (CONTINUED)

General policies

UNLESS YOU DECLINE TELEPHONE PRIVILEGES on your application, you may be responsible for any fraudulent telephone order as long as Dreyfus takes reasonable measures to verify the order.

EACH FUND RESERVES THE RIGHT TO:

•	refuse any purchase or exchange request including those from any individual or group who, in the fund's view, has or is likely to engage in excessive trading (usually defined as more than four exchanges out of the fund within a calendar year)

•	refuse any purchase or exchange request in excess of 1% of the fund's total assets

•	change or discontinue its exchange privilege or temporarily suspend this privilege during unusual market conditions

•	change its minimum investment amounts

•	delay sending out redemption proceeds for up to seven days (generally applies only in cases of very large redemptions, excessive trading or during unusual market conditions)

Each fund also reserves the right to make a “redemption in kind” -- payment in portfolio securities rather than cash -- if the amount you are redeeming is large enough to affect fund operations (for example, if it represents more than 1% of the fund’s assets).

Small account policies

To offset the relatively higher costs of servicing smaller accounts, each fund charges regular accounts with balances below $2,000 an annual fee of $12. The fee will be imposed during the fourth quarter of each calendar year.

The fee will be waived for: any investor whose aggregate Dreyfus mutual fund investments total at least $25,000; IRA accounts; accounts participating in automatic investment programs; and accounts opened through a financial institution.

If your account falls below $500, your fund may ask you to increase your balance. If it is still below $500 after 30 days, the fund may close your account and send you the proceeds.

DISTRIBUTIONS AND TAXES

EACH FUND USUALLY PAYS ITS SHAREHOLDERS DIVIDENDS from its net investment income once a month, and distributes any net capital gains it has realized once a year. Your dividends and distributions will be reinvested in your fund unless you instruct the fund otherwise. There are no fees or sales charges on reinvestments.

FUND DIVIDENDS AND DISTRIBUTIONS ARE TAXABLE to most investors (unless your investment is in an IRA or other tax-deferred account). The tax status of any distribution is the same regardless of how long you have been in the fund and whether you reinvest your distributions or take them in cash. In general, distributions are federally taxable as follows:

                        --------------------------------------------------------
Taxability of distributions

Type of                                    Tax rate for    Tax rate for
distribution                               15% bracket     28% bracket or above
                        --------------------------------------------------------
INCOME                                     ORDINARY        ORDINARY
DIVIDENDS                                  INCOME RATE     INCOME RATE

SHORT-TERM                                 ORDINARY        ORDINARY
CAPITAL GAINS                              INCOME RATE     INCOME RATE

LONG-TERM
CAPITAL GAINS                              10%             20%

The tax status of your dividends and distributions will be detailed in your annual tax statement from the fund.

Because everyone’s tax situation is unique, always consult your tax professional about federal, state and local tax consequences.

Taxes on transactions

Except in tax-deferred accounts, any sale or exchange of fund shares, including through the checkwriting privilege, may generate a tax liability. Of course, withdrawals on distributions from tax-deferred accounts are taxable when received.

The table at right also can provide a guide for your potential tax liability when selling or exchanging fund shares. “Short-term capital gains” applies to fund shares sold or exchanged up to 12 months after buying them. “Long-term capital gains” applies to shares sold or exchanged after 12 months.

Your Investment

SERVICES FOR FUND INVESTORS

Automatic services

BUYING OR SELLING SHARES AUTOMATICALLY is easy with the services described below. With each service, you select a schedule and amount, subject to certain restrictions. You can set up most of these services with your application or by calling 1-800-645-6561.

For investing DREYFUS AUTOMATIC	For making automatic investments ASSET BUILDER(reg.tm) from a designated bank account.

DREYFUS PAYROLL	For making automatic investments SAVINGS PLAN through a payroll deduction.

DREYFUS GOVERNMENT DIRECT DEPOSIT PRIVILEGE	For making automatic investments from your federal employment, Social Security or other regular federal government check.

DREYFUS DIVIDEND SWEEP	For automatically reinvesting the dividends and distributions from one Dreyfus fund into another (not available for IRAs).
For exchanging shares DREYFUS AUTO- EXCHANGE PRIVILEGE	For making regular exchanges from one Dreyfus fund into another.

For selling shares DREYFUS AUTOMATIC	For making regular withdrawals WITHDRAWAL PLAN from most Dreyfus funds.

Dreyfus Financial Centers

Through a nationwide network of Dreyfus Financial Centers, Dreyfus offers a full array of investment services and products. This includes information on mutual funds, brokerage services, tax-advantaged products and retirement planning.

Experienced financial consultants can help you make informed choices and provide you with personalized attention in handling account transactions. The Financial Centers also offer informative seminars and events. To find the Financial Center nearest you, call 1-800-499-3327.

Checkwriting privilege

YOU MAY WRITE REDEMPTION CHECKS against your account in amounts of $500 or more. These checks are free; however, a fee will be charged if you request a stop payment or if the transfer agent cannot honor a redemption check due to insufficient funds or another valid reason. Please do not postdate your checks or use them to close your account.

Exchange privilege

YOU CAN EXCHANGE SHARES WORTH $500 OR MORE (no minimum for retirement accounts) from one Dreyfus fund into another. You can request your exchange in writing or by phone. Be sure to read the current prospectus for any fund into which you are exchanging before investing. Any new account established through an exchange will have the same privileges as your original account (as long as they are available). There is currently no fee for exchanges, although you may be charged a sales load when exchanging into any fund that has one.

Dreyfus TeleTransfer privilege

TO MOVE MONEY BETWEEN YOUR BANK ACCOUNT and your Dreyfus fund account with a phone call, use the Dreyfus TeleTransfer privilege. You can set up TeleTransfer on your account by providing bank account information and following the instructions on your application.

24-hour automated account access

YOU CAN EASILY MANAGE YOUR DREYFUS ACCOUNTS, check your account balances, transfer money between your Dreyfus funds, get price and yield information and much more -- when it’s convenient for you -- by calling 1-800-645-6561.

Retirement plans

Dreyfus offers a variety of retirement plans, including traditional, Roth and Education IRAs. Here’s where you call for information:

•	for traditional, rollover, Roth and Education IRAs, call 1-800-645-656

•	for SEP-IRAs, Keogh accounts, 401(k) and 403(b) accounts, call 1-800-358-0910

Your Investment

INSTRUCTIONS FOR REGULAR ACCOUNTS

TO OPEN AN ACCOUNT

           In Writing

Complete the application.

Mail your application and a check to:
The Dreyfus Family of Funds
P.O. Box 9387, Providence, RI 02940-9387

TO ADD TO AN ACCOUNT

Fill out an investment slip, and write your account number on your check.

Mail the slip and the check to: The Dreyfus Family of Funds P.O. Box 105, Newark, NJ 07101-0105

          By Telephone

WIRE Have your bank send your investment to The Bank of New York, with these instructions:

*   ABA# 021000018

*   Dreyfus 100% U.S. Treasury Money Market Fund DDA# 8900119497

*   Dreyfus U.S. Treasury Short Term Fund DDA# 8900119543

*   Dreyfus U.S. Treasury Intermediate Term Fund DDA# 8900119500

*   Dreyfus U.S. Treasury Long Term Fund DDA# 8900119519

*   your Social Security or tax ID number

* name(s) of investor(s)

Call us to obtain an account number. Return your application.

WIRE Have your bank send your investment to The Bank of New York, with these instructions:

*   ABA# 021000018

*   Dreyfus 100% U.S. Treasury Money Market Fund DDA# 8900119497

*   Dreyfus U.S. Treasury Short Term Fund DDA# 8900119543

*   Dreyfus U.S. Treasury Intermediate Term Fund DDA# 8900119500

*   Dreyfus U.S. Treasury Long Term Fund DDA# 8900119519

*   your account number

*   name(s) of investor(s)

ELECTRONIC CHECK Same as wire, but insert “1111” before your account number.

TELETRANSFER Request TeleTransfer on your application. Call us to request your transaction.

           Automatically

      WITH AN INITIAL INVESTMENT Indicate on your application which automatic service(s) you want. Return your application with your investment.

      ALL SERVICES Call us to request a form to add any automatic investing service (see "Services for Fund Investors"). Complete and return the forms along with any other required materials.

           Via the Internet

      COMPUTER Visit the Dreyfus Web site http://www.dreyfus.com and follow the instructions to download an account application.

TO SELL SHARES

Write a redemption check OR letter of instruction that includes:

*  your name(s) and signature(s)

*   your account number

*   the fund name and share class

*   the dollar amount you want to sell

*   how and where to send the proceeds

Obtain a signature guarantee or other documentation, if required (see "Account Policies -- Selling Shares").

Mail your request to: The Dreyfus Family of Funds P.O. Box 9671, Providence, RI 02940-9671

To reach Dreyfus, call toll free in the U.S.

1-800-645-6561

Outside the U.S. 516-794-5452

Make checks payable to:

THE DREYFUS FAMILY OF FUNDS

You also can deliver requests to any Dreyfus Financial Center. Because processing time may vary, please ask the representative when your account will be credited or debited.

Concepts to understand

WIRE TRANSFER: for transferring money from one financial institution to another. Wiring is the fastest way to move money, although your bank may charge a fee to send or receive wire transfers. Wire redemptions from the fund are subject to a $1,000 minimum.

ELECTRONIC CHECK: for transferring money out of a bank account. Your transaction is entered electronically, but may take up to eight business days to clear. Electronic checks usually are available without a fee at all Automated Clearing House (ACH) banks.

WIRE Be sure the fund has your bank account information on file. Call us to request your transaction. Proceeds will be wired to your bank.

TELETRANSFER Be sure the fund has your bank account information on file. Call us to request your transaction. Proceeds will be sent to your bank by electronic check.

CHECK Call us to request your transaction. A check will be sent to the address of record.

DREYFUS AUTOMATIC WITHDRAWAL PLAN Call us to request a form to add the plan. Complete the form, specifying the amount and frequency of withdrawals you would like.

Be sure to maintain an account balance of $5,000 or more.

Your Investment

INSTRUCTIONS FOR IRAS

   TO OPEN AN ACCOUNT

           In Writing

   Complete an IRA application, making sure to specify the fund name and to indicate the year the contribution is for.

Mail your application and a check to:
The Dreyfus Trust Company,
Custodian P.O. Box 6427,
Providence, RI 02940-6427

TO ADD TO AN ACCOUNT

Fill out an investment slip, and write your account number on your check. Indicate the year the contribution is for.

Mail in the slip and the check (see "To Open an Account" at left).

           By Telephone

WIRE Have your bank send your investment to The Bank of New York, with these instructions:

*   ABA# 021000018

*   Dreyfus 100% U.S. Treasury Money Market Fund DDA# 8900119497

*   Dreyfus U.S. Treasury Short Term Fund DDA# 8900119543

*   Dreyfus U.S. Treasury Intermediate Term Fund DDA# 8900119500

*   Dreyfus U.S. Treasury Long Term Fund DDA# 8900119519

*   your account number

*   name of investor

*   the contribution year

ELECTRONIC CHECK Same as wire, but insert “1111” before your account number.

TELEPHONE CONTRIBUTION Call to request us to move money from a regular Dreyfus account to an IRA (both accounts must be held in the same shareholder name).

           Automatically

ALL SERVICES Call us to request a form to add an automatic investing service (see “Services for Fund Investors”). Complete and return the form along with any other required materials. All contributions will count as current year.

           Via the Internet

      COMPUTER Visit the Dreyfus Web site http://www.dreyfus.com and follow the instructions to download an account application.

TO SELL SHARES

Write a redemption check* OR write a letter of instruction that includes:

*   your name and signature

*   your account number and fund name

*   the dollar amount you want to sell

*   how and where to send the proceeds

*   whether the distribution is qualified or premature

*   whether the 10% TEFRA should be withheld

Obtain a signature guarantee or other documentation, if required. Mail in your request (see “To Open an Account” at left).

*A redemption check written for a qualified distribution is not subject to TEFRA.

   To reach Dreyfus, call toll free in the U.S.

  1-800-645-6561

  Outside the U.S. 516-794-5452

  Make checks payable to:

  THE DREYFUS TRUST COMPANY, CUSTODIAN

You also can deliver requests to any Dreyfus Financial Center. Because processing time may vary, please ask the representative when your account will be credited or debited.

Concepts to understand

WIRE TRANSFER: for transferring money from one financial institution to another. Wiring is the fastest way to move money, although your bank may charge a fee to send or receive wire transfers. Wire redemptions from the fund are subject to a $1,000 minimum.

ELECTRONIC CHECK: for transferring money out of a bank account. Your transaction is entered electronically, but may take up to eight business days to clear. Electronic checks usually are available without a fee at all Automated Clearing House (ACH) banks.

DREYFUS AUTOMATIC WITHDRAWAL PLAN Call us to request instructions to establish the plan.

Your Investment

NOTES

For More Information

Dreyfus 100% U.S. Treasury Money Market Fund
SEC file number: 811-4430

Dreyfus U.S. Treasury Short Term Fund
SEC file number: 811-5077

Dreyfus U.S. Treasury Intermediate Term Fund
SEC file number: 811-4428

Dreyfus U.S. Treasury Long Term Fund
SEC file number: 811-4429

More information on these funds is available free upon request, including the following:

Annual/Semiannual Report
Describes a fund’s performance, lists portfolio holdings and contains a letter from the fund’s manager discussing recent market conditions, economic trends and fund strategies that significantly affected the fund’s performance during the last fiscal year.

Statement of Additional Information (SAI)

Provides more details about a fund and its policies. A current SAI is on file with the Securities and Exchange Commission (SEC) and is incorporated by reference (is legally considered part of this prospectus).

To obtain information:

BY TELEPHONE Call 1-800-645-6561

BY MAIL Write to: The Dreyfus Family of Funds 144 Glenn Curtiss Boulevard Uniondale, NY 11556-0144

BY E-MAIL Send your request to info@dreyfus.com

ON THE INTERNET Text-only versions of certain fund documents can be viewed online or downloaded from:

          SEC
          http://www.sec.gov

           DREYFUS
           http://www.dreyfus.com

You can also obtain copies by visiting the SEC’s Public Reference Room in Washington, DC (for information, call 1-202-942-8090) or, after paying a duplicating fee, by E-mail request to publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, DC 20549-0102.

(c) 2000 Dreyfus Service Corporation                                  USTFP0500